Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Angelica Corporation (hereinafter referred to as the “Company”) hereby constitutes and appoints Stephen M. O’Hara, Steven L. Frey, Richard M. Fiorillo and James W. Shaffer and each of them acting singly, the true and lawful agents and attorneys, or agent and attorney, with full powers of substitution, resubstitution and revocation, for and in the name, place and stead of the undersigned to do any and all things and to execute any and all instruments which said agents and attorneys, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the Annual Report on Form 10-K of the Company for the fiscal year ended January 29, 2005, including specifically, but without limiting the generality of the foregoing, full power and authority to sign the name of the undersigned in the capacities indicated below to the said Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, and to any and all amendments to said Annual Report on Form 10-K, and the undersigned hereby grants to said attorneys and agents, and to each of them singly, full power and authority to do and perform on behalf of the undersigned every act and thing whatsoever necessary or appropriate to be done in the premises as fully as the undersigned could do in person, hereby ratifying and confirming all that said attorneys and agents, or any of them, or the substitutes or substitute of them or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 22nd day of February, 2005.

/s/ Stephen M. O’Hara	/s/ James W. Shafffer
Stephen M. O’Hara	James W. Shaffer
President and Chief Executive Officer	Vice President & Chief Financial Officer
Director	(Principal Financial Officer)
(Principal Executive Officer)

/s/ Richard M. Fiorillo
Richard M. Fiorillo
Chief Accounting Officer
(Principal Accounting Officer)

/s/ Susan S. Elliott	/s/ Don W. Hubble
Susan S. Elliott	Don W. Hubble
(Director)	(Director)

/s/ Ronald J. Kruszewski	/s/ Charles W. Mueller
Ronald J. Kruszewski	Charles W. Mueller
(Director)	(Director)

/s/ William A. Peck	/s/ Kelvin R. Westbrook
William A. Peck	Kelvin R. Westbrook
(Director)	(Director)